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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-39642, 333-68032, and 333-81334) and Form S-8 (File Nos. 333-62891, 333-63430, 333-76254, 333-86161 and 333-100814) of
Amkor Technology, Inc. of our report dated January 17, 2003, except for Note 21, which is as of January 27, 2003, relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiary which appears in this Current Report on Form 8-K.


Samil Accounting Corporation

Seoul, Korea
March 27, 2003